EXHIBIT B
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Series B Shares (including the Series B Shares underlying the ADSs) of Grupo Aeroportuario del Sureste, S.A.B. de C.V. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
     IN WITNESS WHEREOF, the undersigned have caused this agreement to be executed by its duly authorized officer the 20th day of June, 2007.

FERNANDO CHICO PARDO
/s/ Fernando Chico Pardo

AGRUPACIÓN AEROPORTUARIA INTERNACIONAL II, S.A. DE C.V
By:	/s/ Fernando Chico Pardo
	Name:	Fernando Chico Pardo
	Title:	Attorney in fact

AGRUPACIÓN AEROPORTUARIA INTERNACIONAL I, S.A. DE C.V
By:	/s/ Fernando Chico Pardo
	Name:	Fernando Chico Pardo
	Title:	Attorney in fact

AGRUPACIÓN AEROPORTUARIA INTERNACIONAL, S.A. DE C.V.
By:	/s/ Fernando Chico Pardo
	Name:	Fernando Chico Pardo
	Title:	Attorney in fact

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